UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2008

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, we announced that Christopher B. Farrell, had indicated to us on February 18, 2008 his intention to resign as our Chief Financial Officer, effective on or about May 15, 2008.

We will immediately commence an executive search for a successor to Mr. Farrell.  In the meantime, we have retained Stephen Cordial on a consulting basis to advise us on financial and accounting matters during the transition.   Mr. Cordial has over 20 years of experience in corporate finance, financial advisory and management, accounting and auditing.  Most recently, Mr. Cordial served as interim Chief Financial Officer of CallWave, Inc., a provider of VoIP enhanced services.  Among other assignments, Mr. Cordial also served as Chief Financial Officer for Somera Communications, Inc., Xylan Corporation and PMC-Sierra, Inc.

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2007 and in the proxy statement for our annual meeting of stockholders held on December 28, 2007, Mr. Farrell is entitled to receive certain bonus payments in the event we achieve certain internal control remediation objectives as of March 31, 2008 and June 30, 2008.  Our compensation committee has agreed to accelerate payment of the June 30, 2008 payments to the date of Mr. Farrell’s termination, provided certain, agreed-upon internal control remediation objectives have been realized as of the date of termination.

A copy of the press release announcing Mr. Farrell’s anticipated resignation is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release of Occam Networks, Inc. dated February 20, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ Robert L. Howard-Anderson
Robert L. Howard-Anderson President & Chief Executive Officer

Date:  February 20, 2008

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Occam Networks, Inc. dated February 20, 2008.